Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-4 of Baxalta Incorporated of our report dated February 26, 2016 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Baxter International Inc.’s Annual Report on Form 10-K for the year ended December 31, 2015. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

April 21, 2016